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                                                          Exhibit 4-A



                              STATE OF SOUTH CAROLINA
                                SECRETARY OF STATE

                               ARTICLES OF AMENDMENT


     Pursuant to Section 33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.     The name of the corporation is  SCANA Corporation .

2.     On   April 27, 1995   , the corporation adopted the
       following Amendment of its Articles of Incorporation:

                Article 3 of the Restated Articles of Incorporation of SCANA Corporation is amended by deleting therefrom in its entirety the current Article 3 and substituting in lieu thereof the following:

               "Article 3. Effective as of the close of business on May 11, 1995, the number of authorized shares of stock of the Corporation shall be increased from 75,000,000 shares of common stock without par value to 150,000,000 shares of common stock without par value and each share of the Corporation's common stock then issued and outstanding shall be converted into two shares of such common stock."

3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows:

                                N/A

4.     Complete either a or b, whichever is applicable.

       a.         Amendment(s) adopted by shareholder action.
                  At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:


        Number of     Number of Votes   Number of Votes Number of Undisputed*
Voting  Outstanding   Entitled to be    Represented at  Shares Voted
Group   Shares        Cast              the meeting     For           Against



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NOTE:     Pursuant to Section 33-10-106(6)(i), the corporation can
          alternatively state the total number of undisputed votes cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.

          b.  X   The Amendment was duly adopted by the
                  incorporators or board of directors without shareholder approval pursuant to 33-6-102(d),
                  33-10-102 and 33-10-105 of the 1976
                  South Carolina Code, as amended, and
                  shareholder action was not required.

5. Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See 33-1-230(b)): The amendment shall be effective as of the close of business on May 11, 1995.


DATE:  April 27, 1995       SCANA CORPORATION
                            (Name of Corporation)

                       By:  s/Kevin B. Marsh
                            (Signature)
                            Kevin B. Marsh, Secretary
                            (Type or Print Name and Office)




                         FILING INSTRUCTIONS

1. Two copies of this form, the original and either a duplicate original or a conformed copy, must be filed.

2. If the space in this form is insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

3. Filing fees and taxes payable to the Secretary of State at time of filing application.

          Filing Fee                          $ 10.00
          Filing tax                           100.00
          Total                               $110.00

                                Form Approved by South Carolina
                                Secretary of State




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